SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) November 4, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 1.01. Entry into a Material Definitive Agreement.

Entergy Corporation

On November 4, 2004 the Personnel Committee of the Entergy Corporation Board of Directors
(the "Personnel Committee") approved amendments to the System Executive Continuity Plan of Entergy Corporation and Subsidiaries and the System Executive Continuity Plan II of Entergy Corporation and Subsidiaries (the "Plans"). These Plans are administered by the Personnel Committee, and certain senior executives within the Entergy System are eligible to participate upon terms described specifically in the Plans. The amendments:

    provide that payments due to an executive under the Plans, instead of being made in installments, must be paid in a single, lump-sum; and
    extend the maximum duration of the confidentiality provisions binding executives from two years to the entire time that the information in question remains non-public.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: November 10, 2004